Report of Independent Registered Public Accounting
Firm

To the Shareholders and
Board of Trustees of the Advisors Inner Circle Fund
II

In planning and performing our audits of the financial statements of Champlain All Cap Fund,
Champlain Mid Cap Fund, Champlain Small Company
Fund, Reaves Utilities and Energy Infrastructure
Fund, GRT Value Fund, GRT Absolute Return Fund,
Frost Growth Equity Fund, Frost Value Equity Fund,
Frost Kempner Multi-Cap Deep Value Equity Fund,
Frost Mid Cap Equity Fund, Frost Small Cap Equity
Fund, Frost International Equity Fund, Frost Natural
Resources Fund, Frost Cinque Large Cap Buy-Write
Equity Fund, Frost Conservative Allocation Fund,
Frost Moderate Allocation Fund, Frost Aggressive
Allocation Fund, Frost Total Return Bond Fund, Frost
Credit Fund, Frost Low Duration Bond Fund, Frost
Municipal Bond Fund, Frost Kempner Treasury and
Income Fund and LM Capital Opportunistic Bond Fund of The Advisors Inner Circle Fund II (the Trust) as of and for the year ended July 31, 2014, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered the Trusts internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trusts internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Trusts internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States). However, we noted no deficiencies in the Trusts internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of July 31, 2014.
This report is intended solely for the information and use of management and the Board of Trustees of the Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ERNST & YOUNG LLP
Philadelphia, Pennsylvania
September 29, 2014


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